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                                                                      EXHIBIT 11


            INTELECT COMMUNICATIONS SYSTEMS LIMITED AND SUBSIDIARIES

                       CALCULATION OF EARNINGS PER SHARE


                                                             Three months ended                    Six months ended
                                                                   June 30                              June 30
                                                           -----------------------              ----------------------
                                                           1997               1996              1997              1996
                                                           ----               ----              ----              ----
 Primary and Fully Diluted Loss Per Share

 Shares in issue beginning of period                      17,439,604        12,459,487        15,027,728         11,385,117
 Shares issued (weighted average)                          2,370,415           290,554         3,182,640            799,876
                                                         -----------        ----------        ----------         ----------
 Weighted average shares in issue end of period           19,810,019        12,750,041        18,210,368         12,184,993

 Dilutive common stock equivalents:
     Stock options using treasury stock method
     (weighted average)                                           -            566,544      -                       977,266
                                                         -----------        ----------        ----------         ----------
 Total weighted average common shares and  common
 stock equivalents                                        19,810,019        13,316,585        18,210,268         13,162,219
                                                         ===========        ==========        ==========         ==========
 Loss for period (thousands of US Dollars)               $    (5,637)           (4,865)          (13,052)            (6,860)
                                                         ===========        ==========        ==========         ==========
 Loss per share                                          $     (0.28)            (0.36)            (0.72)             (0.52)
                                                         ===========        ==========        ==========         ==========
